                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) August 12, 1998, except for Note 12, as to which the date is ___________, 1998, with respect to the consolidated financial statements and schedule of Accredo Health, Incorporated, (ii) August 30, 1996 with respect to the financial statements and schedule of Nova Factor, Inc. (iii) July 30, 1998 with respect to the financial statements of Horizon Health Systems, Inc. and (iv) August 21, 1998 with respect to the financial statements and schedule of Texas Health Pharmaceutical Resources, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-62679) and related Prospectus of Accredo Health, Incorporated for the registration of ____ shares of its common stock.



Memphis, Tennessee
___________, 1998



The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12 to the consolidated financial statements.



                                          /s/ ERNST & YOUNG LLP



Memphis, Tennessee
October 20, 1998